                                Exhibit 99(C)

                           Financial Statements of
                         Pacific Place Partners, Ltd.
                       as at December 31, 1993 and 1994

                                  REPORT OF
                                  ---------

                         PACIFIC PLACE PARTNERS, LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        -----------------------------

                              DECEMBER 31, 1994
                              -----------------

KONOWITZ, KAHN & COMPANY, P.C
- -------------------------------------------------------------------------------
                                                    Certified Public Accountants

                           INDEPENDENT AUDITORS' REPORT
                           ----------------------------



       To the Partners of
       Pacific Place Partners, LTD.


           We have audited the accompanying balance sheet of Pacific Place Partners, LTD. (A Texas Limited Partnership) as of December 31, 1994 and 1993, and the related statements of income, partners capital, and cash flows for the years then ended. These financial statements are the
       responsibility of the partnership's management.   Our responsibility is
       to express an opinion on these financial statements based on our audit. The 1992 financial statements of Pacific Place Partners, LTD were audited by other accountants, whose report dated February 19, 1993 expressed an unqualified opinion on those statements.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perfom the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Place Partners, LTD., as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.






       /s/ KONOWITZ, KAHN & COMPANY, P.C,

       February 11, 1995





- -------------------------------------------------------------------------------

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------
                                 BALANCE SHEET
                                 -------------

                                          As At               As At                 As At
                                     December 31, 1994    December 31, 1993     December 31, 1992
                                     -----------------    -----------------     -----------------
     ASSETS
     ------
  CURRENT ASSETS:
     Cash                               $      3,883        $      4,593          $      3,089
                                        ------------        ------------          ------------
  PROPERTY AND EQUIPMENT:
     Land                                  5,000,000           5,000,000             5,000,000
     Building                             35,912,072          35,912,072            35,912,072
     Equipment                             9,000,000           9,000,000             9,000,000
                                        ------------        ------------          ------------
       Total                              49,912,072          49,912,072            49,912,072
     Less: Accumulated depreciation        8,543,039           5,845,237             3,147,435
                                        ------------        ------------          ------------

        Net Book Value of Property
         and Equipment                    41,369,033          44,066,835            46,764,637
                                        ------------        ------------          ------------

  OTHER ASSETS:
     Financing fees (net of
      accumulated amortization
      of $129,333, $87,833
      and $46,333)                            78,167             119,667               161,167
     Acquisition fees (net of
      accumulated amortization
      of $15,203, $10,390
      and $5,577)                            177,297             182,110               186,923
                                        ------------        ------------          ------------

         Total Other Assets                  255,464             301,777               348,090
                                        ------------        ------------          ------------


         TOTAL ASSETS                   $ 41,628,380        $ 44,373,205          $ 47,115,816
                                        ============        ============          ============



             The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------
                                 BALANCE SHEET
                                 -------------

                                          As At               As At                 As At
                                     December 31, 1994    December 31, 1993     December 31, 1992
                                     -----------------    -----------------     -----------------
    LIABILITIES AND PARTNERS' CAPITAL
    ---------------------------------
 CURRENT LIABILITIES:
    Current portion of long-term
     debt                               $  2,861,851        $  2,514,736        $  2,209,722
    Accrued interest                          80,112              85,561              75,291
    Deferred rent                            799,590             799,590             766,268
                                        ------------        ------------        ------------
       Total Current Liabilities           3,741,553           3,399,887           3,051,281
                                        ------------        ------------        ------------

 LONG-TERM LIABILITIES:
    Mortgage payable                      36,974,896          39,489,632          41,699,354
    Less: Current portion                  2,861,851           2,514,736           2,209,722
                                        ------------        ------------        ------------

                                          34,113,045          36,974,896          39,489,632

    Deferred rent                          1,465,916           2,265,506           3,065,072
    Less: Current portion                    799,590             799,590             766,268
                                        ------------        ------------        ------------

                                             666,326           1,465,916           2,298,804
                                        ------------        ------------        ------------

        Total Long-Term Liabilities       34,779,371          38,440,812          41,788,436
                                        ------------        ------------        ------------

        Total Liabilities                 38,520,924          41,840,699          44,839,717

  PARTNERS' CAPITAL                        3,107,456           2,532,506           2,276,099
                                        ------------        ------------        ------------


        TOTAL LIABILITIES AND
         PARTNERS' CAPITAL              $ 41,628,380        $ 44,373,205        $ 47,115,816
                                        ============        ============        ============


            The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------
                             STATEMENT OF INCOME
                             -------------------

                                                         For the Years Ended
                                     December 31, 1994    December 31, 1993     December 31, 1992
                                     -----------------    -----------------     -----------------
 INCOME:
    Rental income                         $ 8,301,639          $ 8,301,614           $ 8,301,663
    Miscellaneous                                   -               25,000                 6,050
                                          -----------          -----------           -----------
       Total Income                         8,301,639            8,326,614             8,307,713
                                          -----------          -----------           -----------
 EXPENSES:
    Interest                                4,981,864            5,302,597             5,825,836
    Amortization                               46,313               46,313                46,313
    Depreciation                            2,697,802            2,697,802             2,697,802
    Legal                                           -               20,992                 3,892
    Miscellaneous expenses                        710                2,503                     -
                                          -----------          -----------           -----------

       Total Expenses                       7,726,689            8,070,207             8,573,843
                                          -----------          -----------           -----------

  NET INCOME  (LOSS)                      $   574,950          $   256,407            $ (266,130)
                                          ===========          ===========           ===========





            The accompanying notes are an integral part of these financial statements.


                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------
                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                   -----------------------------------------

                                                    For the Years Ended
                                     December 31, 1994    December 31, 1993     December 31, 1992
                                     -----------------    -----------------     -----------------
 PARTNERS' CAPITAL -
  Beginning of Year                    $ 2,532,506          $2,276,099            $2,542,229

 NET INCOME  (LOSS)                        574,950             256,407              (266,130)
                                     -----------------    -----------------     -----------------

 PARTNERS' CAPITAL -
  End of Year                          $ 3,107,456         $ 2,532,506           $ 2,276,099
                                     =================    =================     =================


           The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                           STATEMENT OF CASH FLOWS
                           -----------------------

                                                                 For the Years Ended
                                             December 31, 1994    December 31, 1993     December 31, 1992
                                             -----------------    -----------------     -----------------
  CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                         $   574,950          $   256,407          $  (266,130)
                                               -----------          -----------          -----------
     Adjustments to reconcile net
      income (loss) to net cash
      provided by operating
      activities:
        Depreciation                             2,697,802            2,697,802            2,697,802
        Amortization                                46,313               46,313               46,313
     Increase (Decrease) in
      Liabilities:
        Accrued expenses                            (5,449)              10,270               75,291
        Deferred rent                             (799,590)            (799,566)           2,532,012
                                               -----------          -----------          -----------

        Total Adjustments                        1,939,076            1,954,819            5,351,418
                                               -----------          -----------          -----------

   NET CASH PROVIDED BY
    OPERATING ACTIVITIES                         2,514,026            2,211,226            5,085,288

   CASH FLOWS USED IN FINANCING
    ACTIVITIES:
     Principal payments on
      long-term debt                            (2,514,736)          (2,209,722)          (5,083,129)
                                               -----------          -----------          -----------

   NET (DECREASE) INCREASE
    IN CASH                                           (710)               1,504                2,159

   CASH AT THE BEGINING
    OF THE YEAR                                      4,593                3,089                  930
                                               -----------          -----------          -----------

   CASH AT THE END OF THE YEAR                 $     3,883          $     4,593          $     3,089
                                               ===========          ===========          ===========


   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

   Cash paid during the year for
     interest                                  $ 4,987,313          $ 5,292,326          $ 5,750,545


              The accompanying notes are an integral part of these financial statements.

                         PACIFIC PLACE PARTNERS, LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        -----------------------------

                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------

                               DECEMBER 31, 1994
                               -----------------

      NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Property and Equipment
      ----------------------
      The partnership is computing depreciation using the straight-line method over the estimated useful lives of the assets over a period of 5-40 years. Expenditures of maintenance, repairs and improvements which do not materially extend the useful lives of the property are charged to earnings.

      Income Taxes
      ------------
      No provision for income taxes is made in the financial statements of the partnership because, as a partnership, it is not subject to income tax, as the tax effect of its activities accrue to the partners.

      Amortization
      ------------
      Fees and expenses incurred in connection with placing the underlying financing in the amount of $207,500 are being amortized over five years on a straight-line basis.

      Expenses incurred in acquiring the property in the amount of $192,500 are being amortized over forty years on a straight-line basis.

      Statement of Cash Flows
      -----------------------
      For purposes of the statement of cash flows, cash consists of unrestricted cash in a checking account.

      Credit Risk-Economic Dependency
      -------------------------------
      On March 1, 1993, Lockheed Corporation purchased the Fort Worth Division of General Dynamics (the sole tenant). Lockheed purchased all of the assets held by the division and assumed all of the liabilities, including those under the lease with the Partnership.

      In the process of Lockheed's assumption of the General Dynamics Lease, the Partnership was able to negotiate a Consent Agreement which granted Lockheed the right to assume the Lease so long as General Dynamics remains jointly liable under the lease. As of December 31, 1994, two years remain on the lease. There are no renewal options in the lease agreement.

                         PACIFIC PLACE PARTNERS, LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        -----------------------------

                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------

                               DECEMBER 31, 1994
                               -----------------

      NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Partnership Income
      ------------------
      The income of the partnership differs from the taxable ordinary income of the partnership on the federal income tax return due to tax laws regarding deferred expenses and depreciation.

           Income Reported on Tax Return                                    $ 679,185
           Items (Non-Deductible) Deductible
            on Tax Return:
              Deferred Rent                                                   799,590
              Depreciation                                                   (903,825)
                                                                            ---------
           Income Per Financial Statements                                  $ 574,950
                                                                            =========

      NOTE 2 - THE PARTNERSHIP

      The partnership was formed on April 1, 1983 under the laws of the State of Texas for the purpose of acquiring, owning, and operating a
      twenty-story office building located in Dallas, Texas.      On November
      25, 1991, the partnership conveyed its land, building and personal property to 1910 Associates, LTD. (1910) in exchange for land, buildings and personal property located in Fort Worth, Texas. That transaction was reported as qualifying for nonrecognition of gain for income tax purposes.

      ICA Pacific Place, Inc., is the general partner of the partnership.

      NOTE 3 - MORTGAGE PAYABLE

      The partnership is indebted to 1910 Associates, LTD. under a wrap-around mortgage agreement in the initial amount of $48,187,500. The loan bears interest at 13% per annum during the initial five year term. Payment terms call for monthly payments in the amount of $958,333.33 for the first twelve months and $625,170.70 for the succeeding forty-eight months. During the initial term of the loan, the debt service payments are equal to the rental payments. The note is secured by the partnership's land, buildings, and equipment under a Deed of Trust. The tenant is making payments directly to the mortgagees. The underlying mortgagees, Principal Mutual Life Insurance Company, Realty Refund Trust and Prentiss/Copley Investment Group are secured by liens, security interests and collateral assignments of rents and leases. The initial term of the wrap loan is five years but may be extended under certain conditions.
      The two extension periods are for five and fifteen years, respectively.

                         PACIFIC PLACE PARTNERS, LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        -----------------------------

                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------

                               DECEMBER 31, 1994
                               -----------------

    NOTE 3 - MORTGAGE PAYABLE (Continued)

    Maturities of long-term debt are as follows:

         Year Ending December 31,
         ------------------------

                  1995                    $ 2,861,851
                  1996                     34,113,045
                                          -----------
                                          $36,974,896
                                          ===========

                                  REPORT OF
                                  ---------

                         PACIFIC PLACE PARTNERS, LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        -----------------------------

                               DECEMBER 31, 1993
                               -----------------

KONOWITZ, KAHN & COMPANY, P.C.
- -------------------------------------------------------------------------------
                                                   Certified Public Accountants

                           INEPENDENT AUDITORS' REPORT




     To the Partners of
     Pacific Place Partners, LTD.


          We have audited the accompanying balance sheet of Pacific Place Partners, LTD. (A Texas Limited Partnership) as of December 31, 1993, and the related statement of income, partners capital, and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Place Partners, LTD., as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



     /s/ Konowitz, Kahn & Company, P.C.



     February 12, 1994

                         PACIFIC PLACE PARTNERS, LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        -----------------------------

                                BALANCE SHEET
                                -------------

                           AS OF DECEMBER 31, 1993
                           -----------------------

   ASSETS
   ------
CURRENT ASSETS:
   Cash                                                              $     4,593

PROPERTY AND EQUIPMENT:
   Land                                         $ 5,000,000
   Building                                      35,912,072
   Equipment                                      9,000,000
                                               ------------
     Total                                       49,912,072
   Less: Accumulated depreciation                 5,845,237
                                               ------------

      Net Book Value of Property
       and Equipment                                                  44,066,835

 OTHER ASSETS:
   Financing fees (net of accumulated
    amortization of $87,833)                        119,667
   Acquisition fees (net of accumulated
    amortization of $10,390)                        182,110
                                               ------------
      Total Other Assets                                                 301,777
                                                                     -----------

      TOTAL ASSETS                                                   $44,373,205
                                                                     ===========


The accompanying notes are an integral part of these financial statements.

                         PACIFIC PLACE PARTNERS, LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        -----------------------------

                                BALANCE SHEET
                                -------------

                           AS OF DECEMBER 31, 1993
                           -----------------------

   LIABILITIES AND PARTNERS' CAPITAL
   ---------------------------------
CURRENT LIABILITIES:
   Current portion of long-term
    debt                                        $ 2,514,736
   Accrued interest                                  85,561
   Deferred rent                                    799,590
                                                -----------
      Total Current Liabilities                                      $ 3,399,887

LONG-TERM LIABILITIES:
   Mortgage payable                              39,489,632
   Less: Current portion                          2,514,736
                                                -----------

                                                 36,974,896
                                                -----------
   Deferred rent                                  2,265,506
   Less: Current portion                            799,590
                                                -----------

                                                  1,465,916
                                                -----------

      Total Long-Term Liabilities                                     38,440,812
                                                                     -----------

      Total Liabilities                                               41,840,699

 PARTNERS' CAPITAL                                                     2,532,506
                                                                     -----------

      TOTAL LIABILITIES AND
       PARTNERS' CAPITAL                                             $44,373,205
                                                                     ===========





  The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                             STATEMENT OF INCOME
                             -------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1993
                     ------------------------------------

 INCOME:
 Rental income                                $ 8,301,614
 Miscellaneous                                     25,000
                                              -----------

   Total Income                                                     $ 8,326,614

 EXPENSES:
 Interest                                       5,302,597
 Amortization                                      46,313
 Depreciation                                   2,697,802
 Legal                                             20,992
 Miscellaneous expenses                             2,503
                                              -----------

    Total expenses                                                    8,070,207
                                                                    -----------

    NET INCOME                                                      $   256,407
                                                                    ===========





  The accompanying notes are an integral part of these financial statements.

                         PACIFIC PLACE PARTNERS, LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        -----------------------------

                  STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                  -----------------------------------------

                           AS OF DECEMBER 31, 1993
                           -----------------------


   PARTNERS' CAPITAL - January 1, 1993                          $2,276,099

   NET INCOME                                                      256,407
                                                                ----------

   PARTNERS' CAPITAL - December 31, 1993                        $2,532,506
                                                                ==========



  The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------
                            STATEMENT OF CASH FLOWS
                            -----------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1993
                     ------------------------------------

 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                       $    256,407
   Adjustments to reconcile net income
    to net cash provided by operating
    activities:
      Depreciation                              $ 2,697,802
      Amortization                                   46,313
    Increase (Decrease) in Liabilities:
      Accrued expenses                               10,270
      Deferred rent                                (799,566)
                                                -----------

      Total Adjustments                                               1,954,819
                                                                    -----------

 NET CASH PROVIDED BY OPERATING ACTIVITIES                            2,211,226

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on long-term debt          (2,209,722)
                                                -----------

 NET CASH USED IN FINANCING ACTIVITIES                               (2,209,722)
                                                                    -----------

 NET INCREASE IN CASH                                                     1,504

 CASH AT THE BEGINING OF THE YEAR                                         3,089
                                                                    -----------

 CASH AT THE END OF THE YEAR                                        $     4,593
                                                                    ===========




 Interest in the amount of $5,292,326 was paid in 1993.





  The accompanying notes are an integral part of these financial statements.

                         PACIFIC PLACE PARTNERS, LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        -----------------------------

                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------

                           AS OF DECEMBER 31, 1993
                           -----------------------

  NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Property and Equipment
  ----------------------
  The partnership is computing depreciation using the straight-line method over the estimated useful lives of the assets over a period of 5-40 years. Expenditures of maintenance, repairs and improvements which do not materially extend the useful lives of the property are charged to earnings.

  Income Taxes
  ------------
  No provision for income taxes is made in the financial statements of the partnership because, as a partnership, it is not subject to income tax, as the tax effect of its activities accrue to the partners.

  Amortization
  ------------
  Fees and expenses incurred in connection with placing the underlying financing in the amount of $207,500 are being amortized over five years on a straight-line basis.

  Expenses incurred in acquiring the property in the amount of $192,500 are being amortized over forty years on a straight-line basis.

  Statement of Cash Flows
  -----------------------
  For purposes of the statement of cash flows, cash consists of unrestricted cash.

  Credit Risk-Economic Dependency
  -------------------------------
  On March 1, 1993, Lockheed Corporation purchased the Fort Worth Division of General Dynamics (the sole tenant). Lockheed purchased all of the assets held by the division and assumed all of the liabilities, including those under the lease with the Partnership.

  In the process of Lockheed's assumption of the General Dynamics Lease, the Partnership was able to negotiate a Consent Agreement which granted Lockheed the right to assume the Lease so long as General Dynamics remains jointly
  liable under the lease.    As of December 31, 1993, three years remain on the
  lease.  There are no renewal options in the lease agreement.

                         PACIFIC PLACE PARTNERS, LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        -----------------------------

                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------

                           AS OF DECEMBER 31, 1993
                           -----------------------

  NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Partnership Income
  ------------------
  The income of the partnership differs from the taxable ordinary income of the partnership on the federal income tax return due to tax laws regarding deferred expenses and depreciation.

        Loss Reported on Tax Return                          $(489,802)
        Items (Non-Deductible) Deductible
         on Tax Return:
           Deferred Rent                                       799,566
           Depreciation                                        (53,357)
                                                             ---------
        Income Per Financial Statements                      $ 256,407
                                                             =========

    NOTE 2 THE PARTNERSHIP

    The partnership was formed on April 1, 1983 under the laws of the State of Texas for the purpose of acquiring, owning, and operating a twenty-story
    office building located in Dallas, Texas.     On November 25, 1991, the
    partnership conveyed its land, building and personal property to 1910 Associates, LTD. (1910) in exchange for land, buildings and personal property located in Forth Worth, Texas. That transaction was reported as qualifying for nonrecognition of gain for income tax purposes.

    ICA Pacific Place, Inc., is the general partner of the partnership.

    NOTE 3 MORTGAGE PAYABLE

    The partnership is indebted to 1910 Associates, LTD. under a wrap-around mortgage agreement in the initial amount of $48,187,500. The loan bears interest at 13% per annum during the initial five year term. Payment terms call for monthly payments in the amount of $958,333.33 for the first twelve months and $625,170.70 for the succeeding forty-eight months. During the initial term of the loan, the debt service payments are equal to the rental payments. The note is secured by the partnership's land, buildings, and equipment under a Deed of Trust. The tenant is making payments directly to the mortgagees. The underlying mortgagees, Principal Mutual Life Insurance Company, Realty Refund Trust and Prentiss/Copley Investment Group are secured by liens, security interests and collateral assignments of rents and leases. The initial term of the wrap loan is five years but may be extended under certain conditions. The two extension periods are for five and fifteen years, respectively.